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                                                                    EXHIBIT 23.2
                           [ON BAKER TILLY LETTERHEAD]


                                                   2 Bloomsbury Street
                                                   London WC1B 3ST
                                                   Tel: +44 (0) 20 7413 5100
                                                   Fax: +44 (0) 20 7413 5101
                                                   DX: 1040 London/Chancery Lane
                                                   www.bakertilly.co.uk

November 21, 2006

The Directors
Delta Galil Europe Limited
Textile House
2 Kaufman Street
Tel Aviv 68012

Gentlemen

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to securities offered under the Delta Galil Industries Ltd. 2006 Incentive Plan and Delta Galil Industries Ltd. 2006 Option Plan of our report dated April 10, 2006, included in the Annual Report on Form 20-F of Delta Galil Industries Ltd. for the year ended December 31, 2005, relating to the financial statements of Delta Textile (London) Limited.

Yours faithfully

/s/ Baker Tilly

BAKER TILLY